                                                                     Exhibit 5.1

                               September 29, 1997

Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

       RE: ISSUANCE AND SALE OF 197,500 UNITS CONSISTING IN THE AGGREGATE OF
           $197,500,000 PRINCIPAL AMOUNT AT MATURITY OF 14% SENIOR DISCOUNT NOTES DUE 2007 AND 197,500 WARRANTS TO PURCHASE 2,700,022 SHARES OF COMMON STOCK OF CELLNET DATA SYSTEMS, INC.

Ladies and Gentlemen:

    We have acted as counsel to CellNet Data Systems, Inc., a Delaware corporation (the "Company"), in connection with the negotiation, execution and delivery of the Placement Agreement, dated September 24, 1997 (the "Placement Agreement") among each of you and the Company, pursuant to which the Company has agreed, subject to the terms and conditions set forth therein, to issue and sell to you, and you have agreed, subject to the terms and conditions set forth therein, to purchase from the Company, 197,500 units (the "Units") consisting in the aggregate of $197,500,000 in principal amount at maturity of 14% Senior Discount Notes due 2007 (the "Notes") to be issued pursuant to the provisions of an Indenture dated as of June 15, 1995 (as heretofore supplemented, the "Indenture") by and between the Company and The Bank of New York, as trustee (the "Trustee"), and 197,500 warrants (the "Warrants") initially to purchase 2,700,022 shares of Common Stock of the Company, at an exercise price of $14.30 per share, issued pursuant to the Warrant Agreement dated as of September 29, 1997, by and between the Company and The Bank of New York, as warrant agent (the "Warrant Agent"). This opinion is rendered pursuant to Section 4(c) of the Placement Agreement.

    Terms defined in the Placement Agreement (whether directly or indirectly by reference) and used herein without other definition shall have the respective meanings herein assigned to such terms in the Placement Agreement. The Placement Agreement, Indenture, Warrant Agreement, Registration Rights Agreement and Warrant Registration Rights Agreement may hereinafter be collectively referred to as the "Transaction Documents". The Notes, Warrants and Units may hereinafter be collectively referred to as the "Securities."

    In this regard, we have examined originals or copies of the following:

        (a) the Preliminary Memorandum and the Final Memorandum;

        (b) the Placement Agreement;

        (c) the Indenture;

        (d) the Warrant Agreement;

        (e) a specimen certificate of the Note;

        (f) the Registration Rights Agreement;

        (g) a specimen certificate of the Warrant;

        (h) the Warrant Registration Rights Agreement;

        (i) resolutions of the Board of Directors of the Company adopted on September 23, 1997 authorizing and approving the transactions which are the subject of this opinion;
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Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
September 29, 1997
Page 2

        (j) the Amended and Restated Certificate of Incorporation and bylaws of the Company, each as amended and in effect on the date hereof;

        (k) the Amended and Restated Certificate of Incorporation and bylaws of CellNet Data Services, Inc., a Delaware corporation ("CellNet Services"), each in effect on the date hereof;

        (l) the Amended and Restated Certificate of Incorporation and bylaws of CellNet Data Services (KC), Inc., a Delaware corporation ("CellNet KC"), each in effect on the date hereof;

        (m) the Certificate of Incorporation and bylaws of CellNet Data Services
    (MSP), Inc., a Delaware corporation ("CellNet MSP"), each in effect on the date hereof;

        (n) the Certificate of Incorporation and bylaws of CellNet Data Services
    (SL), Inc., a Delaware corporation ("CellNet SL"), each in effect on the date hereof;

        (o) the Certificate of Incorporation and bylaws of CN Frequency (KC), Inc., a Delaware corporation ("CN Frequency KC"), each in effect on the date hereof;

        (p) the Amended and Restated Certificate of Incorporation and bylaws of CN Frequency (SL), Inc., a Delaware corporation ("CN Frequency SL"), each in effect on the date hereof;

        (q) the Amended and Restated Certificate of Incorporation and bylaws of CN WAN Corp., a Delaware corporation ("CN WAN"), each in effect on the date hereof;

        (r) the instruments and agreements heretofore filed by the Company as exhibits to its quarterly, annual and current reports filed with the Commission on Forms 10-Q, 10-K and 8-K, respectively (the "Reviewed Agreements");

        (s) the Authentication and Delivery Order, dated the date hereof, of the Company delivered to the Trustee pursuant to the Indenture, directing the Trustee to authenticate and deliver the appropriate Notes;

        (t) the Authentication and Delivery Order, dated the date hereof, of the Company delivered to the Warrant Agent pursuant to the Warrant Agreement, directing the Warrant Agent to authenticate and deliver the appropriate Warrants;

        (u) a certificate of legal existence, good standing and tax status of the Company, dated as of a recent date, issued by the Secretary of State of the State of Delaware;

        (v) a facsimile confirming an oral report from the Office of the Secretary of State of the State of Delaware dated September 26, 1997, as to the legal existence and good standing of the Company;

        (w) a certificate of authorization to do business as a foreign corporation and good standing of the Company, dated as of a recent date, issued by the Office of the Secretary of State of the State of California;

        (x) a certificate of tax status of the Company, dated as of a recent date, issued by the Franchise Tax Board of the State of California;

        (z) a certificate of legal existence, good standing and tax status of CellNet Services, issued by the Secretary of State of the State of Delaware;

        (aa) a facsimile confirming an oral report from the Office of the Secretary of State of the State of Delaware dated September 26, 1997, as to the legal existence and good standing of CellNet Services;

Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
September 29, 1997
Page 3

        (bb) a certificate of authorization to do business as a foreign corporation and good standing of CellNet Services, dated as of a recent date, issued by the Office of the Secretary of State of the State of Pennsylvania;

        (cc) a certificate of legal existence, good standing and tax status of CellNet KC, dated as of a recent date, issued by the Secretary of State of the State of Delaware;

        (dd) a facsimile confirming an oral report from the Secretary of State of the State of Delaware dated September 29, 1997, as to the legal existence and good standing of CellNet KC;

        (ee) certificates of authorization to do business as a foreign corporation and good standing of CellNet KC, dated as of a recent date, issued by the office of the Secretary of States of the States of Kansas and Missouri;

        (ff) a certificate of legal existence, good standing and tax status of CellNet MSP, dated as of a recent date, issued by the Office of the Secretary of State of the State of Delaware;

        (gg) a facsimile confirming an oral report from the Office of the Secretary of State of the State of Delaware dated September 29, 1997, as to legal existence and good standing of CellNet MSP;

        (hh) a certificate of authorization to do business as a foreign corporation and good standing of CellNet MSP, dated as of a recent date, issued by the Office of the Secretary of State of the State of Minnesota;

        (ii) a certificate of legal existence, good standing and tax status of CellNet SL, dated as of a recent date, issued by the Office of the Secretary of State of the State of Delaware;

        (jj) a facsimile confirming an oral report from the Office of the Secretary of State of the State of Delaware dated September 29, 1997, as to legal existence and good standing of CellNet SL;

        (kk) a certificate of authorization to do business as a foreign corporation and good standing of CellNet SL, dated as of a recent date, issued by the Office of the Secretary of State of the State of Missouri;

        (ll) a certificate of legal existence, good standing and tax status of CN Frequency KC, dated as of a recent date, issued by the Secretary of State of the State of Delaware;

        (mm)a facsimile confirming an oral report from the Office of the Secretary of State of the State of Delaware dated September 29, 1997, as to legal existence and good standing of CN Frequency KC;

        (nn) a certificate of legal existence, good standing and tax status of CN Frequency SL, dated as of a recent date, issued by the Secretary of State of the State of Delaware;

        (oo) a facsimile confirming an oral report from the office of the Secretary of State of the State of Delaware dated September 26, 1997, as to the legal existence and good standing of CN Frequency SL;

        (pp) a certificate of legal existence, good standing and tax status of CN WAN, dated as of a recent date, issued by the Secretary of State of the State of Delaware;

        (qq) a facsimile confirming an oral report from the office of the Secretary of State of the State of Delaware dated September 29, 1997, as to the legal existence and good standing of CN WAN;

        (rr) the certificate of the Secretary of the Company, dated the date hereof, delivered to the Placement Agents;

        (ss) a cross-receipt, dated the date hereof, acknowledging receipt by the Trustee of the Units and acknowledgment by the Company of such delivery;

Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
September 29, 1997
Page 4

        (tt) a cross-receipt, dated the date hereof, evidencing receipt by the Placement Agents of the Units and receipt by the Company of payment therefor;

Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
September 29, 1997
Page 4

        (uu) the certificate of the President and Chief Executive Officer and Vice President and Chief Financial Officer of the Company, dated the date hereof, delivered to the Placement Agents pursuant to Section 4(b) of the Placement Agreement;

        (vv) the certificate of the Trustee, dated the date hereof, regarding, among other things, the appointment and authorization to act as trustee for the Notes and the due execution and delivery of the Indenture;

        (ww)the certificate of the Warrant Agent, dated the date hereof, regarding, among other things, the appointment and authorization to act as warrant agent for the Warrants and the due execution and delivery of the Warrant Agreement;

        (xx) the certificate, dated the date hereof, of the Vice President and Chief Financial Officer and the Vice President and Chief Administrative Officer of the Company regarding certain facts necessary to support the opinions set forth herein; and

        (yy) such other instruments, corporate records, certificates, and other documents as we have deemed necessary to establish a basis for the opinions hereinafter expressed.

    In addition, we have discussed with officers of the Company the respective proceedings at the August 7, 1997 and August 29, 1997, meetings of the Board of Directors of the Company, at which the general terms transactions which are the subject of this opinion were considered and approved, and certain officers of the Company were authorized to proceed with such transactions.

    With your permission we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed as of their stated dates and as of the date hereof; (d) except as specifically covered in the opinions set forth below, the due authorization, execution and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid and binding effect thereof on such parties; and (e) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions. With respect to our opinions set forth in paragraphs 4 and 7 below, in passing on the form of such documents we have necessarily assumed the correctness and completeness of the statements made therein.

    Whenever a statement herein is qualified by the phrases "known to us" or "to our knowledge," it is intended to indicate that, during the course of our representation of the Company, no information that would give the attorneys actually involved in this transaction current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys presently in this firm who have rendered legal services in connection with the representation described in the first paragraph of this opinion letter. However, we have not undertaken any independent investigation or review to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation or review; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company or its affiliates. Furthermore, this opinion letter does not purport to encompass information which may have been communicated to any attorney in our firm serving as an officer of the Company, solely by reason of his or her serving in such capacity.

    On the basis of the foregoing and in reliance thereon and having regard for legal considerations which we deem relevant, and subject to the limitations and qualifications set forth herein, we advise you that in our opinion:

Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
September 29, 1997
Page 5

        1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

        2. Each of CellNet Services, CellNet KC, CellNet MSP, CellNet SL, CN Frequency KC, CN Frequency SL and CN WAN, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

        3. The Placement Agreement has been duly authorized, executed and delivered by the Company.

        4. The Notes have been duly authorized and executed by the Company and, when authenticated and delivered to and paid for in accordance with the terms of the Placement Agreement, will (a) be valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) the application of equitable principles, whether in a proceeding at law or in equity and (b) be entitled to the benefits of the Indenture and the Registration Rights Agreement.

        5. The Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency or similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) the application of equitable principles, whether in a proceeding at law or in equity and (c) public policy.

        6. The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency or similar laws now or hereafter in effect relating to or affecting creditors' rights generally,
    (b) the application of equitable principles, whether in a proceeding at law or in equity and (c) public policy.

        7. The Warrants have been duly authorized and executed by the Company, and when countersigned by the Warrant Agent as provided in the Warrant Agreement, and delivered to and paid for by the Placement Agents in accordance with the terms of the Placement Agreement, will (a) be valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) the application of equitable principles, whether in a proceeding at law or in equity and (b) be entitled to the benefits of the Warrant Agreement and the Warrant Registration Rights Agreement.

        8. The Warrant Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency or similar laws now or hereafter in
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Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
September 29, 1997
Page 6

    effect relating to or affecting creditors' rights generally, (b) the application of equitable principles, whether in a proceeding at law or in equity and (c) public policy.

        9. The Warrant Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency or similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) the application of equitable principles, whether in a proceeding at law or in equity and (c) public policy.

        10. The Warrant Shares have been duly authorized and reserved by the Company and, when issued and delivered upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or, to our knowledge, similar rights.

        11. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each Memorandum.

        12. The shares of Common Stock outstanding prior to the issuance of the Units have been duly authorized and are validly issued, fully paid and non-assessable.

        13. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to our knowledge, any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or, to our knowledge, any judgment, or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Units, Notes or Warrants by the Placement Agents.

        14. The statements in each Memorandum under the captions "Risk Factors--Possible Termination of Contracts", "Business--Current Utility Services Agreements", "Management--Incentive Stock Plans", "Management--Employment Contracts and Change of Control Arrangements", "Certain Transactions", "Descriptions of the Units", "Description of the 1997 Notes", "Description of the Warrants", "Description of Capital Stock", "Certain Federal Income Tax Considerations", "Private Placement", "Transfer Restrictions" and, to the extent that it summarizes the pending Axonn Corporation proceedings, "Business--Proprietary Rights," in each case, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

        15. To our knowledge, there is no legal or governmental proceeding pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings which we believe are not likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the offering contemplated by the Final Memorandum.

Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
September 29, 1997
Page 7

        16. The Company is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in each Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

        17. While we have not performed any independent check or verification of the information contained in each Memorandum, we have participated in the drafting and preparation of each Memorandum and in the course of such participation, nothing has come to our attention that leads us to believe that, except for financial statements, financial data and schedules as to which we express no belief, either Memorandum contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        18. Based upon the representations, warranties, and agreements of the Company in Sections 1(q), 1(w), 5(f), 5(g) and 5(i) of the Placement Agreement and of the Placement Agents in Section 6 of the Placement Agreement, it is not necessary in connection with the offer, sale and delivery of the Units to the Placement Agents under the Placement Agreement or in connection with the initial resale of such Units by the Placement Agents in accordance with Section 6 of the Placement Agreement to register the Units, the Notes or the Warrants under the Securities Act of 1933, as amended, it being understood that no opinion is expressed as to any subsequent resale of any security.

    The foregoing opinions are subject to the following exceptions, qualifications, limitations and assumptions:

        A. We are admitted to practice in the State of California, and the opinions expressed herein are limited in all respects to existing laws of the State of California, the statutes comprising the General Corporations Laws of the State of Delaware, applicable federal laws and to the limited extent described below, the laws of the State of New York. Furthermore, we have made no inquiry into, and express no opinion with respect to, any federal or state statute, rule or regulation relating to any patent, copyright, trademark or trade name matter, as to the statutes, regulations, treaties or common laws of any other nation, state or jurisdiction, or the effect on the transactions contemplated in any Transaction Document or the Securities of non-compliance under any such statutes, regulations, treaties or common laws. We observe that the Transaction Documents purport to be governed by the laws of the State of New York. We have therefore made such investigation of the laws of the State of New York as we have deemed necessary to render this opinion. With respect to the opinion set forth in paragraph 2 above, we have relied solely on an examination of the certificates respectively described in clauses (u)-(qq) above, without an investigation as to the standards for conduct of business as a foreign corporation, good standing or any other matter pertinent thereto in any jurisdiction other than the State of California and the State of Delaware.

        B. We express no opinion as to the enforceability of rights to indemnification and contribution, which may be limited by applicable law, equitable principles or public policy.

        C. We wish to point out that provisions of any Transaction Document that purport to permit any party to take action or make determinations or benefit from indemnities and similar undertakings may be subject to a requirement that such action be taken or such determinations be made, or that any action or inaction by any party that may give rise to request for payments under such an undertaking be taken or not taken, as the case may be, on a reasonable basis and in good faith.

        D. We note that the enforceability of provisions in the Transaction Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
September 29, 1997
Page 8

        E. We express no opinion as to (i) the effect of the laws of any jurisdiction in which any holder of the Securities or the Trustee is located (other than California) that limits the interest, fees or other charges it may impose, (ii) Section 4.09 of the Indenture or Section 10.13 of the Indenture or (iii) any choice of law provision contained in the Placement Agreement, the Securities or any Transaction Document.

        F. With respect to our opinions in paragraphs 4, 5 and 13, we have assumed that each Placement Agent is an "exempt person" within the meaning of Article I, Section 15 of the California Constitution.

        G. For the purposes of the opinions in paragraphs 13 and 14 above, we have reviewed only those laws which, in our experience, are customarily applicable to transactions of this kind. In particular, we express no opinion as to any regulatory matters arising under the jurisdiction of the Federal Communications Commission.

        H. In rendering the opinion set forth in paragraph 13 above with respect to violation of orders, decrees or judgments, as to the existence and extent of such orders, decrees or judgements, we have relied solely upon (i) inquiries of certain officers of the Company, (ii) a certificate from an officer of the Company and (iii) our review of the Reviewed Agreements.

        I. In rendering the opinion set forth in paragraph 10 above with respect to preemptive or similar rights, we have relied solely upon (i) representations that we have obtained from officers of the Company with respect to the nonexistence of any such rights, (ii) our review of the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, and (iii) our review of the Reviewed Agreements.

    This opinion letter is solely for your benefit in connection with the issuance and sale by the Company of the Units pursuant to the Placement Agreement and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person or for any other purpose without our prior written approval. We would expect any person to whose receipt of a copy hereof we consented to be bound by this paragraph. We disclaim any obligation to update this opinion letter to disclose to you facts, events or changes of law occurring, arising or coming to our attention after the date hereof.

                                      Very truly yours,
                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation

                                      /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.